Exhibit 3.2(b)

AMENDED AND RESTATED BY-LAWS

OF

NBTY, INC.

ARTICLE I — OFFICES

SECTION 1. REGISTERED OFFICE. — The registered office shall be established and maintained at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle in the State of Delaware.

SECTION 2. OTHER OFFICES. — The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II — MEETING OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. — Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such times and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the presiding officer of the annual meeting, or (b) by any stockholder of the Corporation who (i) was a stockholder of record (or, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation’s stock) both at the time of giving the notice provided for in this Section and at the time of the annual meeting, (ii) is entitled to vote at the annual meeting, and (iii) complies with the notice procedures set forth in this Section, provided that Section 2 of Article III of these By-Laws shall exclusively govern the nomination of persons for election to the Board of Directors.  For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof, in writing to the Secretary of the Corporation.  To be timely, stockholder’s notice must be delivered to, or mailed by registered or certified mail, return receipt requested, and received at, the principal executive offices of the Corporation not less than 60 days nor more than 90 days before the one-year anniversary of the preceding year’s annual meeting; provided, however, that, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder, to be timely, must be so delivered and received not later than the close of business on the later of (i) the 60th day before such annual meeting or (ii) the 10th day following the day on which notice of the date of the scheduled annual meeting was transmitted to stockholders or other public disclosure of the date of the annual meeting was made, whichever occurs first.  Notwithstanding the foregoing, the postponement or adjournment of any annual meeting for which notice has been provided to stockholders shall not commence a new time period for giving the stockholder’s notice.  A stockholder’s notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation’s stock that are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, (d) a description of any arrangement, agreement or understanding, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any of the foregoing or any of their respective affiliates or associates, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement, whether settled in the underlying series or class of capital stock of the Corporation or otherwise, or any borrowed or loaned shares and (e) any financial or other material interest of the stockholder in such proposal.

The presiding officer of the annual meeting shall determine and declare at the annual meeting whether a stockholder proposal was made in accordance with the terms of this Section.  If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

No business shall be conducted at an annual meeting, except in accordance with the procedures set forth in this Section. This Section is expressly intended to apply to any business proposed to be brought before an annual meeting other than any proposal made under Rule 14a–8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Nothing in this Section shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement under Rule 14a–8 under the Exchange Act, or to preclude the Corporation from excluding from any proxy materials, to the extent permitted by the laws of the State of Delaware, any stockholder proposal of a type described in Rule 14a–8(i) or any successor or similar provision.

SECTION 2. SPECIAL MEETINGS. — Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called at any time by a majority of the entire Board of Directors, the Chairman of the Board of Directors or the President of the Corporation.  Special meetings of the stockholders of the Corporation may not be called by any other person or persons.  Special meetings may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.  No business may be transacted at such meeting except that referred to in the notice thereof.

SECTION 3. CONDUCT OF MEETINGS. — The Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting.   Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board of Directors, or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 4. VOTING. — Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder.  The vote for directors and upon any question before the meeting shall be by ballot.  All elections for directors shall be decided by plurality vote; all other questions shall be decided by the affirmative vote of a majority of the shares of stock of the Corporation present, in person or by proxy, and entitled to vote on the subject matter, except as otherwise provided by the Certificate of Incorporation or required by the laws of the State of Delaware.

SECTION 5. PROXIES. — Any stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by proxy, but no such proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him, her or it as proxy, the foregoing shall constitute a valid means by which a stockholder may grant such authority; (a) a stockholder may execute a writing authorizing another person or persons to act for him, her or it as proxy; execution may be accomplished by the stockholder or his, her or its authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature; and (b) a stockholder may authorize another person or persons to act for him, her or it as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by the above may be submitted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 6. STOCKHOLDER LIST. — The officer who has charge of the stock ledger of the Corporation shall at least 10 days before each meeting of the stockholders prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each.  Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall be available for inspection at the meeting.

SECTION 7. QUORUM; ADJOURNMENT. — Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders.  In case a quorum shall not be present at any meeting, the presiding officer of the meeting, or a majority in interest of the stockholders entitled to vote thereat present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present.  At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.  In addition, the Board of Directors may adjourn a meeting of the stockholders, if the Board of Directors determines that adjournment is necessary or appropriate, in order to enable the stockholders (a) to consider fully information that the Board of Directors determine has not been made sufficiently or timely available to stockholders, or (b) to otherwise effectively exercise their voting rights.

SECTION 8. NOTICE OF MEETINGS. — Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his, her or its address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date of the meeting.

SECTION 9. ACTION WITHOUT MEETING. — Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of law or the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

ARTICLE III — DIRECTORS

SECTION 1. NUMBER AND TERM. — The number of directors shall be at least three and not more than eleven, unless otherwise set by a resolution passed by a vote of Directors comprising seventy-five (75%) percent of the Board of Directors.  The Board of Directors of the Corporation shall be divided into three classes of directors, in such manner as the Board of Directors, in its sole discretion, may determine, each class to be elected in annual sequences for terms of three years each after the implementation of the classes (or until their successors are duly elected and qualified).  Until fully implemented, the term of the office of the first class shall expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full term of three years.  Vacancies which occur during the year may be filled by a majority of the Board of Directors in accordance with Section 6 of this Article III.

SECTION 2. NOMINATIONS. — Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or (b) by any stockholder of the Corporation who (i) was a stockholder of record (or, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation’s stock) both at the time of giving the notice provided for in this Section and at the time of the meeting, (ii) is entitled to vote for the election of directors at the annual meeting and (iii) who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to, or mailed, by registered or certified mail, return receipt requested, and received at, the principal executive offices of the Corporation not less than 60 days nor more than 90 days before the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder, to be timely, must be so delivered and received not later than the close of business on the later of (i) the 60th day before such annual meeting or (ii) the 10th day following the earlier of the day on which such notice of the date of the scheduled annual meeting was transmitted to stockholders or other public disclosure of the date of the annual meeting was made, whichever occurs first.  A stockholder’s notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person, (iv) a description of any arrangement, agreement or understanding, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person or any of such person’s affiliates or associates, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement, whether settled in the underlying series or class of capital stock of the Corporation or otherwise, or any borrowed or loaned shares, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act, or any successor or similar provision; (B) as to the stockholder giving notice, (i) the name and address, as they appear on the Corporation’s books, of the stockholder, (ii) the class and number of shares of the Corporation’s stock that are beneficially owned by the stockholder on the date of such stockholder notice and (iii) a description of any arrangement, agreement or understanding, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or any of its affiliates or associates, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement, whether settled in the underlying series or class of capital stock of the Corporation or otherwise, or any borrowed or loaned shares; and (C) a description of all familial, compensatory, financial or other relationships, arrangements and transactions, existing at any time within the preceding three years or currently proposed, between the person proposed to be nominated as a director and such stockholder, or any of their respective affiliates and associates.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section.

The presiding officer of the annual meeting shall determine, in his sole discretion, and declare at the annual meeting whether the nomination was made in accordance with the terms of this Section.  If the presiding officer determines that a nomination was not made in accordance with the terms of this Section, he or she shall so declare at the annual meeting and any such defective nomination shall be disregarded.

SECTION 3. RESIGNATIONS. — Any director, member of a committee or other officer may resign at any time.  Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

SECTION 4. REMOVAL. — Any director or directors may be removed for cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose.

SECTION 5. INCREASE OF NUMBER. — The number of directors may be increased by amendment of these By-Laws by the affirmative vote of seventy-five (75%) percent of the entire Board of Directors.

SECTION 6. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. — Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal from office for cause shall be filled only by the affirmative vote of seventy-five (75%) percent of the directors then in office, even though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which time the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified.  If the office of any member of a committee becomes vacant, the remaining directors in office, though less than a quorum, by the affirmative vote of at least a majority of such directors, may appoint any qualified person to fill such vacancy.

SECTION 7. COMPENSATION. — Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 8.  MEETINGS. — Regular meetings of the Board of Directors may be held, without call or formal notice, at such places, either within or without the State of Delaware, and at such times as the Board of Directors may by vote from time to time determine.  A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a Board of Directors is elected.

Special meetings of the Board of Directors may be held at any place, either within or without the State of Delaware, at any time when called by the Chairman of the Board of Directors, the President, the Secretary or two or more directors.  Notice of a special meeting stating the date, time and place of the meeting shall be given by, or by a person designated by, the Secretary or the person or persons calling the meeting to each director either by mail not less than five (5) business days before the time of the meeting or by telephone, facsimile, electronic mail (directed to an electronic mail address at which the director has consented to receive notice) or other form of electronic transmission not less than twenty-four (24) hours before the time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.  No notice of any adjourned meeting of the Board of Directors shall be required.  Notwithstanding the foregoing, special meetings may be held without notice to any director provided such director is present at such meeting (except when such director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened) or waives notice thereof in writing either before or after the meeting.

Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and participation by such means shall constitute presence in person at such meeting.

SECTION 9. QUORUM AND VOTING. — A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may fill vacancies on the Board of Directors as provided in Section 6 of this Article III; and a majority of directors present though less than a quorum may adjourn any meeting of the Board of Directors from time to time to another time and place; and the meeting may be held as adjourned without further notice.  When a quorum is present at any meeting, except as specifically provided otherwise by the

Certificate of Incorporation or these By-Laws, a majority of the members in attendance at such meeting may decide any question brought before the meeting.

SECTION 10. ACTION WITHOUT MEETING. — Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if, before such action, a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

SECTION 11. COMMITTEES. — The Board of Directors, by resolution or resolutions passed by a majority of the Board of Directors, may designate one or more committees, each committee to consist of one or more directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.  The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

A majority of all the members of any such committee may fix its rules of procedure, determine its actions and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.  Unless provided in such rules or by the Board of Directors in such a resolution, the business of the committee shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.  Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors from time to time may request.

ARTICLE IV. — OFFICERS

SECTION 1. OFFICERS. — The officers of the Corporation shall consist of a Chief Executive Officer and a Secretary, to be appointed by the Board of Directors.  In addition, the Board of Directors, in its sole discretion, may elect a Chairman, appoint a President, a Chief Financial Officer, one or more Vice Presidents and such Treasurers, Assistant Secretaries and other officers.  None of the officers of the Corporation need be directors.  The officers shall be appointed at the first meeting of the Board of Directors after each annual meeting of stockholders of the Corporation and shall hold office until their respective successors are appointed and qualified, or until their earlier death, resignation, retirement, disqualification or removal.  More than one office may be held by the same person at the same time.

SECTION 2. OTHER OFFICERS AND AGENTS. — The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. CHAIRMAN. — The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors.  The Chairman shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4. CHIEF EXECUTIVE OFFICER. — The Chief Executive Officer shall have general supervision, direction and control of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors.  Except as the Board of Directors shall authorize the execution thereof in some other manner, the Chief Executive Officer shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary, a Treasurer or an Assistant Secretary, if so required.

SECTION 5. PRESIDENT. — The President shall have the general powers and duties of supervision and management usually vested in the office of President of a Corporation.  In the absence of the Chief Executive Officer, he shall preside at all meetings of the stockholders if present thereat.  He shall possess the same authority as the Chief Executive Officer to execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary, a Treasurer or an Assistant Secretary, if so required.

SECTION 6. CHIEF FINANCIAL OFFICER. — The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.  He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements.  He shall render to the Chief Executive Officer, the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.  If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

SECTION 7. VICE-PRESIDENT. — Each Vice-President shall have such power and shall perform such duties as shall be assigned to him by the Board of Directors.

SECTION 8. SECRETARY. — The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and, in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the Board of Directors, or stockholders, upon whose requisition the meeting is called, as provided in these By-Laws.  He shall record all the proceedings of the meeting of stockholders and directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any Assistant Secretary, if so required.

SECTION 9. TREASURERS, ASSISTANT TREASURERS & ASSISTANT SECRETARIES. — Treasurers, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

ARTICLE V — MISCELLANEOUS

SECTION 1. CERTIFICATES OF STOCK. — Shares of stock of the Corporation may be represented by certificates or may be uncertificated as prescribed from time to time by or under the authority of the Board of Directors.  Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary of the Corporation, certifying the number of shares owned by him, her or it in the Corporation.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of any certificate which the Corporation may issue to represent such class of series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates as set forth above or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.  Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or

(b) by a registrar other than the Corporation or its employee, the signature of such officers may be facsimiles.

SECTION 2. LOST CERTIFICATES. — The Board of Directors may determine the conditions upon which a new stock certificate or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen or destroyed, and, in their discretion, may require the owner of such certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate or uncertificated shares in the place of the certificate so lost, stolen or destroyed.

SECTION 3. TRANSFER OF SHARES. — The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and, in the case of shares represented by certificates, upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued.  A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. STOCKHOLDERS RECORD DATE. — In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the day of such meeting.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS. — Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient.  Before declaring any dividends there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interest of the Corporation.

SECTION 6. SEAL. — The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE.”  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 7. FISCAL YEAR. — The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 8. CHECKS. — All checks, drafts, or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by the officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9. NOTICE AND WAIVER OF NOTICE. — Whenever, under applicable law or the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, such notice may be given by person, in writing, or by mail, telegram, facsimile telecommunication or other electronic transmission, addressed to such director or stockholder, at his, her or its address as it appears on the records of the Corporation.  Notice shall be deemed to be given at the time when the same shall be (a) personally delivered, (b) guaranteed to be delivered, if transmitted timely to a third party company or governmental entity providing delivery services in the ordinary course of business, (c) deposited in the United States mail, postage prepaid, or (d) when electronically telecommunicated, each as the case may be.  Notice to directors also may be given by telegram, telephone or electronic mail.

Whenever any notice is required to be given under applicable law or the Certificate of Incorporation or these By-Laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

SECTION 10. INVALID PROVISIONS. — If any part of these By-Laws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

SECTION 11. INDEMNIFICATION. — In addition to any other available rights, the Corporation, to the fullest extent permitted by Delaware law, shall advance the reasonable expenses incurred by any person before the final disposition of any action for which indemnification is available under Article SIXTH of the Restated Certificate of Incorporation of the Corporation.  As a condition precedent to such advancement, such person shall provide the Corporation with a written undertaking to repay the amounts advanced if it is ultimately determined that such person is not entitled to indemnification under Article SIXTH of the Restated Certificate of Incorporation of the Corporation.

ARTICLE VI — AMENDMENTS

These By-Laws may be altered and repealed and By-Laws may be made at any annual meeting of the stockholders, or at any special meeting thereof if notice thereof is contained in the notice of such special meeting, by the affirmative vote of seventy-five (75%) percent of the stock issued and outstanding or entitled to vote thereat.  These By-Laws may be altered and repealed and

By-Laws may be made at any regular meeting of the Board of Directors, or at any special meeting thereof if notice thereof is contained in the notice of such special meeting, by the affirmative vote of seventy-five (75%) percent of the entire Board of Directors.